UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
 EXCHANGE ACT OF 1934
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☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
NEMAURA MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

Nemaura Medical, Inc.
Advanced Technology Innovation Centre,
Loughborough University Science and Enterprise Parks
5 Oakwood Drive,
Loughborough, Leicestershire LE11 3QF
 United Kingdom

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
NEMAURA MEDICAL, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
 SEND A PROXY TO THE COMPANY

This Information Statement is being mailed to the stockholders of Nemaura Medical, Inc., a Nevada corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors by unanimous written consent on July 10, 2017 (the “Board Consent”), and the subsequent approval of such corporate actions by the written consent of the Company’s holders of Common Stock on July 10, 2017 (the “Stockholder Consent”), representing in the aggregate, 55.91% of the voting power of the Common Stock outstanding on such date (“Consenting Stockholders”).  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the corporate actions before they take effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about July 28, 2017, and the actions described herein shall not become effective until the 21 st day thereafter.

ACTION BY BOARD OF
DIRECTORS
AND
 CONSENTING STOCKHOLDERS

The Board of Directors and the Consenting Stockholders approved the filing of an amendment to the Articles of Incorporation with the Secretary of State of Nevada to authorize preferred stock of the Company, which shall be issued by the Board of Directors of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Company may determine, from time to time, without the approval of the stockholders (the “Certificate of Amendment”).

The Certificate of Amendment is attached hereto as APPENDIX A. The Board Consent and Stockholder Consent are attached hereto as APPENDICES B and C, respectively.

The purpose for, and general effect of, the filing of the Certificate of Amendment is fully described herein.

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the Consenting Stockholders.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about July 28 , 2017, and the actions described herein will not become effective until the 21 st day thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.
VOTE OBTAINED — NEVADA LAW

Nevada Revised Statutes (“NRS”) 78.390 provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment.

NRS 78.320 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. The Company’s Articles of Incorporation do not prohibit the taking of action by its stockholders by written consent. The Company’s amended and restated by-laws provide that any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions described herein as early as possible to accomplish the purposes as hereafter described, the Company’s Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company’s Common Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of July 10, 2017, there were 205,000,000 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 114,619,100 shares of Common Stock, collectively representing 55.91% of the voting power of our Common Stock outstanding on such date, approved the filing of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 10, 2017 regarding the beneficial ownership of our Common Stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our Common Stock; (ii) our executive officers; (iii) each director; and (iv) all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 10, 2017, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder..

Each person's address is c/o NEMAURA MEDICAL, INC., Advanced Technology Innovation Centre, 5 Oakwood Drive, Loughborough, Leicestershire, United Kingdom LE11 3QF.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned (1)	Percent of Voting Power
Chowdhury, Dewan F.H. Chief Executive Officer and Chairman of the Board of Directors	87,537,000	42.7%
Iain Anderson Chief Financial Officer	0	0%
Timol, Bashir Director	27,082,100	13.21%
Karrar Khan	3,000	*
David Scott	3,000	*
Richard Toon	3,000	*
All Directors and Officers (6 people)	114,628,100	55.92%

Holders of 5% or more of our Common Stock
Ismail, Sufyan	22,705,250	11.08%

* Holds less than 1%
(1) Based upon 205,000,000 shares of our Common Stock outstanding.

NOTICE TO STOCKHOLDERS OF ACTION
 APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of the holders of shares of Common Stock, which together represents a majority of the voting power of the Company:

FILING A CERTIFICATE OF AMENDMENT AUTHORIZING 30,000,000 SHARES OF
“BLANK CHECK” PREFERRED STOCK

Purpose of the Amendment to Authorize Blank Check Preferred Stock.

Currently the Company’s Articles do not designate preferred stock.  By amending the Articles of Incorporation to authorize “blank check” preferred stock, the Board can designate different series of preferred stock to issue to investors when the Company is seeking to raise capital. In addition, the Board can issue, under certain circumstances, a new series of preferred stock as a method of discouraging, delaying or preventing a change in control of the Company, which could be unfavorable to our stockholders.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Certificate of Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Effect of the Certificate of Amendment to Authorize Blank Check Preferred Stock

The Amendment to authorize blank check preferred stock will not have any immediate effect on the rights of existing stockholders. However, when the amendment is effective, the Board will have the authority in its absolute and sole discretion to designate series of preferred stock without requiring future stockholder approval of such designation, except as may be required by the Company’s Articles of Incorporation or applicable law or the rules of any stock exchange on which the Company’s Common Stock is or may be listed. To the extent that an additional series of preferred stock is designated that is convertible into shares of common stock in the future, such issuance may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

Shares of authorized and unissued preferred stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional convertible preferred stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of the Company’s outstanding voting stock is sufficient to take the actions described above, which vote was obtained by written consent of the holders of the issued and outstanding shares of Common Stock having in the aggregate 55.91 % of the voting power of the Company. As a result, the corporate actions were approved and no further votes will be needed.

Effective Date

Under applicable federal securities laws, the amendment to the Articles of Incorporation to provide for “blank check preferred stock” cannot be effective until at least 20 calendar days after this Information Statement distributed to the Company’s stockholders. The Certificate of Amendment has been filed with the Secretary of State of Nevada. However, it will become effective on the date that is the 21 st calendar day after distribution of this Information Statement to the Company’s stockholders.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the action described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors.

July 21, 2017

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nemaura Medical, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Please see attached amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.91%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

A-1

Appendix A (continued)
Article 3 of the Articles of Incorporation is hereby amended in its entirety as follows:

“The number of authorized shares and the par value of each class or series is 420,000,000 shares of common stock, par value $0.001 per share and 30,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s Board of Directors shall have the authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of one or more additional classes and/or series of preferred stock from time to time, the distinguishing designation for each class or series of preferred stock, the number of each class or series of preferred stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of preferred stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of preferred stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by the Nevada Revised Statutes.”

A-2

APPENDIX B

UNANIMOUS WRITTEN CONSENT
OF
THE DIRECTORS
OF
 NEMAURA MEDICAL INC.

July 10, 2017
The undersigned, being all the members of the board of directors (the “Board”) of Nemaura Medical Inc., a Nevada corporation (the “Company”), hereby consents, pursuant to NRS 78.385 and 78.390, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:
RESOLVED, that the Board hereby approves the filing of a certificate of amendment to the Company’s Articles of Incorporation substantially in the form attached hereto as Exhibit A, authorizing the creation of “blank check preferred stock” (the “Certificate of Amendment”);
NOW, THEREFORE BE IT
General Authorization and Ratification
RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the President and the Chief Financial Officer of the Company, and each of them be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action including the filing of the Certificate of Amendment with the Secretary of State for the State of Nevada, and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions
RESOLVED, that any and all actions heretofore taken by the proper officers of the Company or by the Board on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first written above.
/s/ Dewan Fazlul Hoque Chowdhury Dewan Fazlul Hoque Chowdhury /s/ Bashir Timol Bashir Timol

Exhibit A

 Appendix B (continued)

Article 3 of the Articles of Incorporation is hereby amended in its entirety as follows:

“The number of authorized shares and the par value of each class or series is 420,000,000 shares of common stock, par value $0.001 per share and 30,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s Board of Directors shall have the authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of one or more additional classes and/or series of preferred stock from time to time, the distinguishing designation for each class or series of preferred stock, the number of each class or series of preferred stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of preferred stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of preferred stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by the Nevada Revised Statutes.”

APPENDIX C

WRITTEN CONSENT
OF THE
STOCKHOLDERS
OF
 NEMAURA MEDICAL INC.
July 10, 2017
The undersigned stockholders (collectively, the “Stockholders”), constituting the holders of at least a majority of the outstanding shares of common stock of Nemaura Medical Inc., a Nevada corporation (the “Company”), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:
WHEREAS, the Board of Directors of the Company by unanimous written consent dated July 10, 2017, having considered it to be in the best interests of the Company to amend the Company’s Articles of Incorporation by filing a Certificate of Amendment to authorize “blank check” preferred stock;
NOW, THEREFORE, BE IT
RESOLVED, that, the Stockholders hereby approve the amendment to the Company’s Articles of Incorporation and the filing of the Certificate of Amendment, substantially in the form attached hereto as Exhibit A.

IN WITNESS WHEREOF, each of the undersigned have executed this consent as of the date first written above.

/s/ Dewan Fazlul Hoque Chowdhury Dewan Fazlul Hoque Chowdhury /s/ Bashir Timol Bashir Timol

Exhibit A

 Appendix C (continued)

Article 3 of the Articles of Incorporation is hereby amended in its entirety as follows:

“The number of authorized shares and the par value of each class or series is 420,000,000 shares of common stock, par value $0.001 per share and 30,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s Board of Directors shall have the authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of one or more additional classes and/or series of preferred stock from time to time, the distinguishing designation for each class or series of preferred stock, the number of each class or series of preferred stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of preferred stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of preferred stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by the Nevada Revised Statutes.”

C-4